UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_______________________

 Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Gardiner Healthcare Acquisitions Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On December 16, 2022, in connection with the mailing of the definitive proxy statement dated November 29, 2022 (the “Proxy Statement”) of Gardiner Healthcare Acquisitions Corp. (the “Company”) and the solicitation of proxies with respect to the proposal to amend the Company’s certificate of incorporation to extend the period of time for the Company to complete a business combination (the “Extension”) from December 27, 2022 to March 27, 2023 (or up to June 27, 2023), and a proposal to amend the Company’s investment management trust agreement, dated December 21, 2021 with Continental Stock Transfer & Trust Company, to change the date on which the trustee must commence liquidation of the trust account established in connection with our IPO, to March 27, 2023 (or up to June 27, 2023), the following solicitation script was prepared for use by the Company in its communications with stockholders of the Company.

SCRIPT

As you might have seen, Gardiner Healthcare Acquisitions Corp. (Nasdaq ticker: GDNR) has filed a Proxy Statement with the SEC with reference to a stockholder meeting on December 21, 2022. The Proxy Statement (see the link below) includes an Extension Proposal amending the date for the completion of an initial business combination from December 27, 2022 to March 27, 2023 (or up to June 27, 2023).

If approved, the co-sponsors have agreed to contribute $300,000 for the first three-month extension, and thereafter to extend up to three times by an additional one month each time (or up to June 27, 2023) by depositing into the trust account $100,000 for each additional one month extension that is needed to complete an initial business combination.

While the Company may utilize funds from the trust account to pay any potential income or franchise taxes, the Company will not utilize any funds from its trust account to pay any potential excise taxes that may become due upon a redemption of its common stock, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company in connection with a liquidation of the Company in 2023, if the Company does not effect a business combination prior to the applicable deadline date.

In the event the Company does not effect a business combination prior to the applicable deadline date and an excise tax and/or any other similar fees or taxes in nature are levied or imposed on the Company pursuant to any current, pending or future rule(s) or law(s), including without limitation any excise tax imposed under the Inflation Reduction Act of 2022 in relation to a redemption of securities as described in the registration statement or otherwise, and such tax or fee has not been paid by the Company to the applicable regulatory authority on or prior to the due date for such a tax or fee, the Company’s co-sponsors agree to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) contribute to the Company (which may be by working capital loan) funds necessary to make any such potential excise tax payment without using proceeds (including interest income) from the trust account.

Our co-sponsors agree not to seek recourse for such expenses from the trust account.

A copy of the Proxy Statement can be viewed at the following internet location:

•	SEC Edgar link: sec.gov/Archives/edgar/data/1858912/000114036122043509/ny20005955x2_def14a.htm

About the Company

The Company (Nasdaq: GDNR) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement, as well as other documents filed by the Company with the SEC, because these documents contain important information about the Company and the Extension. The Proxy Statement was mailed to stockholders of the Company as of a record date of November 23, 2022, on or about November 29, 2022. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: GDNR.info@investor.morrowsodali.com.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This document includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Extension, the Company’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Proxy Statement under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.